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                                 EXHIBIT 99.3

Press Release dated December 14, 1999 re addition to Nasdaq Financial-100 Index

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner                   Christina Carrabino (general information)
President and CEO                      Stephanie Mishra (analyst contact)
(650) 614-5767                         (415) 986-1591
Steven C. Smith
EVP, CAO and CFO
(650) 813-8222


                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

             GREATER BAY BANCORP JOINS NASDAQ FINANCIAL-100 INDEX

PALO ALTO, CA, December 14, 1999 -- Greater Bay Bancorp (Nasdaq: GBBK), a $2.3 billion in assets financial services holding company, announced today that is has become a component of the Nasdaq Financial-100 Index, beginning December 7, 1999. Greater Bay Bancorp replaced Charter One Financial because that company is now listed on the New York Stock Exchange. The Nasdaq-100 Index, launched in January 1985, consists of 100 of the largest financial companies listed on the Nasdaq National Market System.

"We are pleased with becoming a component of the Nasdaq Financial-100 Index," said David L. Kalkbrenner, president and chief executive officer. "This addition is an endorsement of Greater Bay Bancorp's strong financial performance and it will increase our visibility and exposure to the investment community."

Greater Bay Bancorp and its financial services subsidiaries, Bay Area Bank, Bay Bank of Commerce, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank and Peninsula Bank of Commerce, along with its operating divisions, Greater Bay Bank Contra Costa Region, Greater Bay Bank Fremont Region, Greater Bay Bank Santa Clara Commercial Banking Group, Greater Bay Corporate Finance Group, Greater Bay International Banking Division, Greater Bay Trust Company, Pacific Business Funding and Venture Banking Group, serve clients throughout Silicon Valley, the San Francisco Peninsula and the Contra Costa Tri Valley Region, with offices located in Cupertino, Fremont, Hayward, Millbrae, Palo Alto, Redwood City, San Francisco, San Jose, San Leandro, San Mateo, San Ramon, Santa Clara, and Walnut Creek.

Safe Harbor
This document may contain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected. For a discussion of factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Greater Bay Bancorp, including the Annual Report on Form 10-K for the year ended December 31, 1998, and particularly the discussion of risk factors with such documents.
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For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

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